Exhibit 4.2

MERCADOLIBRE, INC.

Amended and Restated

1999 Stock Option and Restricted Stock Plan

(effective as of May 5, 2000)

1.	PURPOSE OF THE PLAN

The purpose of the MercadoLibre, Inc. 1999 Stock Option and Restricted Stock Plan (the “Plan”) is (i) to further the growth and success of MercadoLibre, Inc. (together with its successors and assigns, the “Corporation”) and its Subsidiaries (as defined below) by enabling directors, officers, managers, employees or agents of, and advisors, independent consultants or contractors to, the Corporation or its Subsidiaries to acquire shares of Class A Common Stock, U.S. $0.01 par value per share (the “Class A Common Stock”), of the Corporation, thereby increasing their personal growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the Corporation and its Subsidiaries. Awards to be granted under this Plan shall include (a) stock options (the “Options”), which may be, and shall be designated as, either “incentive stock options” (“ISOs”) under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or non-qualified stock options (“NQOs”), and (b) restricted stock (the “Restricted Stock”) (collectively referred to herein as the “Awards”). For purposes of this Plan, the term “Subsidiary” shall mean “Subsidiary Corporation” as defined in Section 424(f) of the Code.

2.	ADMINISTRATION OF THE PLAN

(a) Committee

The Plan shall be administered by the Board of Directors (the “Board”) or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (the “Committee”). If and so long as the Class A Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

(b) Procedures

If the Plan is administered by the Committee, the Board shall from time to time select a Chairman from among the members of the Committee. The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. A majority of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the actions of the Committee.

(c) Interpretation

Except as otherwise expressly provided in the Plan, the Committee shall have all powers with respect to the administration of the Plan, including, without limitation, full power and authority to interpret the provisions of the Plan and any Award Agreement (as defined in Section 5(b)), and to resolve all questions arising under the Plan. All decisions of the Board or the Committee, as the case may be, shall be conclusive and binding on all participants in the Plan.

3.	SHARES SUBJECT TO THE PLAN

(a) Maximum Number of Shares

Subject to the provisions of Section 9 (relating to adjustments upon changes in capital structure and other corporate transactions), the maximum number of Class A Common Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of (i) 4,732,400, plus (ii) the number of shares of Class A Common Stock with respect to Awards previously granted under the Plan that terminate without being exercised, expire, are forfeited or canceled. Subject to the provisions of Section 9 , in no event shall the aggregate number of shares of Class A Common Stock which may be issued pursuant to ISOs exceed 4,732,400 shares.

(b) Character of Shares

The shares of Class A Common Stock issuable pursuant to any Award granted under the Plan shall be (i) authorized but unissued shares, (ii) shares of Class A Common Stock held in the Corporation’s treasury, or (iii) a combination of the foregoing.

(c) Reservation of Shares

The number of shares of Class A Common Stock reserved for issuance under the Plan shall at no time be less than the sum of (i) the maximum number of shares which may be purchased at any time pursuant to outstanding Options, and (ii) the maximum number of shares subject to outstanding Restricted Stock Awards.

4.	ELIGIBILITY

Awards may be granted under the Plan only to (i) persons who are employees or agents of, or independent consultants, contractors and/or advisors to, the Corporation or any of its Subsidiaries and (ii) persons who are directors, officers or managers of the Corporation or any of its Subsidiaries. Only employees of the Corporation or any of its Subsidiaries shall be eligible for a grant of ISOs. Notwithstanding the foregoing, Awards may be conditionally granted to persons who are prospective employees, directors, officers or managers or agents of, or independent consultants, advisors or contractors to, the Corporation or any of its Subsidiaries, to take effect when such position is finalized.

5.	GRANT OF AWARDS

(a) General

Awards may be granted under the Plan at any time and from time to time on or prior to the Expiration Date (as defined in Section 12). Subject to the provisions of the Plan, the Committee shall, in its discretion, determine:

(i) the persons (from among the class of persons eligible to receive Awards under the Plan) to whom Awards shall be granted (the “Participants”);

(ii) the time or times at which Awards shall be granted;

(iii) the number of shares of Class A Common Stock subject to each Awards; and

(iv) the time or times when each Award shall vest and, with respect to Options, the duration of the exercise period.

(b) Award Agreements

Each Award granted under the Plan shall be evidenced by a written agreement substantially in the forms of Exhibit A and Exhibit B attached hereto (an “Award Agreement”), containing such terms and conditions and in such form, not inconsistent with the Plan, as the Committee shall, in its discretion, provide. Each Award Agreement shall be executed by the Corporation and the Participant.

(c) No Evidence of Employment or Service

Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment by or service with the Corporation or any of its Subsidiaries or interfere in any way with the right of the Corporation or any such Subsidiary at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

(d) Date of Grant

The date of grant of an Award under the Plan shall be the date as of which the Corporation and Participant execute and deliver an Award Agreement; provided, however, that the grant shall in no event be earlier than the date as of which the Participant becomes an employee, officer, director or manager of, or independent consultant, advisor or contractor to, the Corporation or one of its Subsidiaries.

6.	SPECIFIC TERMS OF OPTION AWARDS

(a) OPTION PRICE

(i) General

The exercise price (the “Option Price”) for each share of Class A Common Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided however, that, in the case of an ISO, such Option Price shall in no event be less than 100% (or 110% if Section 6(a)(ii) hereof applies) of the fair value of the shares of Class A Common Stock on the date of grant (the “Fair Market Value”) as reasonably determined in good faith by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the shares of Class A Common Stock in private transactions negotiated at arm’s length on or prior to the date of grant of such Option.

(ii) Incentive Stock Options

No ISO may be granted under the Plan to an employee who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), capital stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its Subsidiaries, unless (i) the Option Price of the shares of Class A Common Stock subject to such ISO is fixed at not less than 110% of the Fair Market Value on the date of grant of such ISO and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date it is granted.

(b) EXERCISABILITY OF OPTIONS

(i) Committee Determination

Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events (the “Vesting Date”), and for such number of shares of Class A Common Stock subject to the Option, as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option. If an Option is not at the time of grant immediately exercisable, the Committee may (i) in the Award Agreement evidencing such Option, provide for the acceleration of the Vesting Dates of the subject Option upon the occurrence of specified events and/or (ii) at any time prior to the complete termination of an Option, accelerate the Vesting Dates of such Option. In addition, the Committee shall have the discretion to grant Options which are exercisable for unvested shares of Class A Common Stock; provided, that should the Participant cease to be employed with or perform services to the Corporation (or a Subsidiary) while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee and set forth in the Award Agreement evidencing such repurchase right.

(ii) Termination of Options

Unless otherwise determined by the Committee in its discretion, the unexercised portion of any Option granted under the Plan shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following (the “Termination Date”):

(A) the tenth anniversary on which such Option is granted (or fifth anniversary if Section 6(a)(ii) hereof applies);

(B) the expiration of 30 days from the date that the Participant ceases to be an officer, manager, director, or employee of the Corporation or any of its Subsidiaries as a result of a termination without Cause (as hereinafter defined);

(C) the expiration of 10 days from the date that the Participant ceases to be an officer, manager, director, or employee of the Corporation or any of its Subsidiaries, if such termination is as a result of a termination for Cause or resignation. As used herein, “Cause” shall have the meaning ascribed to it in the service agreement between the Corporation and the applicable Participant or, if not defined therein or no such agreement exists, then it shall mean (1) the conviction of a crime involving fraud, theft, dishonesty or moral turpitude by the Participant; (2) the Participant’s willful and continuing disregard of lawful instructions of the Board of the Corporation or superiors (if any) or the Participant’s willful misconduct is carrying out his position and duties; (3) the continued use of alcohol or drugs by the Participant, to an extent that in the good faith determination of the Board of the Corporation, such use interferes in any manner with the performance of the Participant’s duties and responsibilities; or (4) the conviction of the Participant for violating any law constituting a felony (including the Foreign Corrupt Practices Act of 1977) or the foreign equivalent thereof;

(D) the expiration of 10 days from the date that the Participant ceases to be an independent consultant, contractor or advisor to or agent of the Corporation or any of its Subsidiaries for any reason;

(E) the expiration of three (3) months from the date of such Participant’s death or permanent disability (as such term is defined in Section 22(c)(3) of the Code) or, with respect to any Participant who is a party to an employment agreement, such Participant’s disability (as such term is defined in the relevant employment agreement);

(F) the expiration of such period of time or the occurrence of such event as the Committee in its discretion may provide in the Award Agreement;

(G) on the effective date of a Material Transaction (as defined in Section 8(b)(i)) to which Section 8(b)(ii) (relating to assumptions and substitutions of Options) does not apply; and

(H) except to the extent permitted by Section 8(b)(ii), the date on which an Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Participant.

Anything contained in the Plan to the contrary notwithstanding, (i) an ISO granted under the Plan shall not be considered an ISO to the extent that the aggregate Fair Market Value, determined on the date of grant of such ISO, of all stock with respect to which ISOs are exercisable for the first time by such Participant during any calendar year (under all plans of the Corporation and its Subsidiaries) exceeds $100,000 and (ii) unless otherwise provided in an Option Agreement, no Option granted under the Plan shall be affected by any change of duties or position of the Participant (including a transfer to or from the Corporation or one of its Subsidiaries), so long as such Participant continues to be an employee of the Corporation or one of its Subsidiaries.

(c) PROCEDURE FOR EXERCISE

(i) Payment

At the time an Option is granted pursuant to the Plan, the Committee shall, in its discretion, specify one or more of the following forms of payment which may be used by the Participant upon exercise of his or her Option:

(A) cash or personal or certified check payable to the Corporation in an amount equal to the aggregate Option Price of the shares of Class A Common Stock with respect to which the Option is being exercised;

(B) stock certificates (in negotiable form) representing the shares of Class A Common Stock that have been owned by the Participant for at least six months and that have a fair market value (as determined by the Board) on the date of exercise equal to the aggregate Option Price of the shares of Class A Common Stock with respect to which the Option is being exercised;

(C) any other consideration or in any other manner as the Committee may determine in its sole discretion; or

(D) a combination of the methods set forth in clauses (A), (B) and (C) of this subsection 6(c)(i).

(ii) Notice

A Participant (or other person, as provided in Section 9(b)) may exercise an Option granted under the Plan in whole or in part (but for the purchase of whole Class A Common Shares only), as provided in the Award Agreement evidencing his Option, by delivering a written notice (the “Notice”) to the Secretary of the Corporation. The Notice shall state, or be accompanied by a writing stating, as the case may be:

(A) that the Participant elects to exercise the Option;

(B) the number of shares of Class A Common Stock with respect to which the Option is being exercised (the “Optioned Shares”) (provided that the number of such shares shall be at least 100, unless the Option is exerciseable for less than 100 shares in which case the Option shall be exercised with respect to all of such shares);

(C) the method of payment for the Optioned Shares;

(D) the date upon which the Participant desires to consummate the purchase (which date must be prior to the termination of such Option);

(E) payment for the Optioned Shares as provided in Section 6(c)(i); and

(F) such further provisions consistent with the Plan as the Committee may from time to time require.

The exercise date of an Option shall be the date on which the Corporation receives the Notice from the Participant.

(iii) Issuance of Certificates

The Corporation shall issue a certificate in the name of the Participant (or such other person exercising the Option in accordance with the provisions of Section 9(b)) for the Optioned Shares as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares of Class A Common Stock. Neither the Participant nor any person exercising an Option in accordance with the provisions of Section 9(b) shall have any privileges as a holder of shares of Class A Common Stock with respect to any shares of Class A Common Stock subject to an Option granted under the Plan until the date of payment for such shares of Class A Common Stock pursuant to the Option and the issuance of the certificate to evidence such shares of Class A Common Stock.

7.	SPECIFIC TERMS OF RESTRICTED STOCK AWARDS

(a) Grant and Restrictions

Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, an Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(b) Forfeiture.

Except as otherwise determined by the Committee at the time of the Award, upon termination of an Participant’s employment during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(c) Certificates for Stock.

Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Corporation retain physical possession of the certificates, and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

(d) Dividends and Splits.

As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Class A Common Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Class A Common Stock or other property has been distributed

8.	ADJUSTMENTS

(a) Changes in Capital Structure

Subject to Section 8(b), if the shares of Class A Common Stock are changed by reason of a split, reverse split or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Committee shall make such adjustments in the number and class of shares of Class A Common Stock with respect to which Awards may be granted under the Plan as shall be equitable and appropriate in order to make such Awards, as nearly as may be practicable, equivalent to such Awards immediately prior to such change. A corresponding adjustment increasing or decreasing the number and, if applicable, changing the class, of shares of Class A Common Stock allocated to, and the Option Price of, each Award or portion thereof outstanding at the time of such change shall likewise be made.

(b) Material Transactions

In the event of a dissolution or liquidation of the Corporation, a reorganization, merger or consolidation in which the Corporation is not the surviving corporation, or a sale of all or substantially all of the assets of the Corporation to another person or entity (each, a “Material Transaction”), unless otherwise provided in the Award Agreement or in the Stockholders’ Agreement (as defined in Section 9(c)):

(i) each holder of a Option outstanding at such time shall be given (A) written notice of such Material Transaction at least 10 days prior to its proposed effective date (as specified in such notice) and (B) an opportunity, during the period commencing with delivery of such notice and ending 5 days prior to such proposed effective date, to exercise the Option to the full extent to which such Option would have been exercisable by the Participant at the expiration of such 10-day period; provided, however, that upon the occurrence of a Material Transaction, all Options granted under the Plan and not so exercised shall automatically terminate; and

(ii) notwithstanding anything contained in the Plan to the contrary, Section 8(b)(i) shall not be applicable if provision shall be made in connection with such Material Transaction for the assumption of outstanding Options by, or the substitution for such Options of new options for equity securities of the surviving, successor or purchasing corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number, kind and option prices of shares subject to such Options.

(c) Special Rules

The following rules shall apply in connection with Section 8(a) and (b) above:

(i) no fractional shares of Class A Common Stock shall be issued as a result of any such adjustment, and any fractional shares of Class A Common Stock resulting from the computations pursuant to Section 8(a) or (b) shall be eliminated and the Participant shall receive cash consideration for such fractional share of Common Stock at the rate of the fair market value of such share of Common Stock, determined in accordance with clause (iv) below;

(ii) no adjustment shall be made for cash dividends or the issuance of shares of Class A Common Stock or other securities to holders of rights to subscribe for such additional shares of Class A Common Stock or other securities;

(iii) any adjustments referred to in Section 8(a) or (b) shall be made by the Board or Committee (as the case may be) in good faith and shall be conclusive and binding on all persons holding Options granted under the Plan; and

(iv) the fair market value of a shares of Class A Common Stock shall be deemed to be the price to be paid in such Material Transaction for a shares of Class A Common Stock.

9.	RESTRICTIONS ON AWARDS

(a) Compliance With Securities Laws

No Awards shall be granted, and no shares of Class A Common Stock shall be issued and delivered, unless and until the Corporation and/or the Participant shall have complied with all applicable laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of such shares of Class A Common Stock and to the listing of such shares of Class A Common Stock on any stock exchange on which any of the shares of the capital stock of the Corporation may be listed. As a condition of participating in the Plan, each Participant agrees to comply with all such laws, rules and regulations and agrees to furnish to the Corporation all information and undertakings as may be required to permit compliance with such laws, rules and regulations. The Committee in its discretion may, as a condition to the grant of an Award and/or the exercise of any Option granted under the Plan, require a Participant (i) to represent in writing that the shares of Class A Common Stock received upon grant and/or exercise of an Award are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed appropriate by the Corporation. Certificates representing shares of Class A Common Stock acquired upon the grant and/or exercise of Awards that have not been registered under the Securities Act shall, if required by the Committee, bear the legend required by the Stockholders’ Agreement.

(b) Nonassignability of Option Rights

Unless the prior written consent of the Committee is obtained (which consent may be withheld for any reason), no Option granted under the Plan shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Participant only by the Participant or such Participant’s legal representative in the event that such Participant is legally disabled. If a Participant dies, his or her Option shall thereafter be exercisable, during the period specified in Section 6(b)(ii)(E) by his or her executors or administrators to the full extent to which such Option was exercisable by the Participant at the time of his or her death.

(c) Stockholders’ Agreement.

Each Participant, as a condition to the receipt of the grant of an Award, shall agree to be bound by the terms and conditions of the Stockholders’ Agreement dated as of November 3, 1999, among the Corporation and the stockholders of the Corporation from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the

“Stockholders’ Agreement”), and shall execute such joinder or other agreement as is necessary to so bind such Participant. All Awards granted to the Participant and any shares of Class A Common Stock issued pursuant to such Awards shall be subject to the Stockholders’ Agreement.

10.	EFFECTIVE DATE OF PLAN

This Plan shall become effective on the date that this Plan is approved by the Board (the “Effective Date”); provided, however, that no Award shall be exercisable by an Participant unless and until the Plan shall have been approved by the stockholders of the Corporation in accordance with the provisions of the Corporation’s articles of incorporation and by-laws, which approval shall be obtained by a simple majority vote of the stockholders, voting either in person or by proxy, at a duly held stockholders’ meeting, or by written consent, within 12 months after the adoption of the Plan by the Board.

11.	EXPIRATION AND TERMINATION OF THE PLAN

No Awards may be granted after the Expiration Date. The Plan shall expire on the first to occur of (i) the tenth anniversary of the Effective Date and (ii) the date as of which the Board, in its sole discretion, determines that the Plan shall terminate (the “Expiration Date”). Any Awards outstanding as of the Expiration Date shall remain in effect until the earlier of the exercise thereof or the termination or the expiration of such Awards in accordance with their respective terms.

12.	AMENDMENT OF PLAN

The Board may at any time modify and amend the Plan in any respect; provided, however, that the approval of a simple majority vote of the stockholders of the Corporation entitled to vote shall be obtained prior to any such amendment becoming effective if such approval is required by law or is necessary to comply with regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended or Section 422 of the Code or the regulations promulgated by the Treasury Department thereunder. No such amendment to the Plan shall affect the terms or provisions of any Award granted by the Corporation prior to the effectiveness of such amendment unless otherwise agreed to by the holder thereof.

13.	CAPTIONS

The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

14.	ACCOUNTS AND STATEMENTS

The Corporation shall maintain records of the shares of Class A Common Stock held by each Participant and the details of each Award granted to the Participant, including (i) the number of shares of Class A Common Stock subject to the Award; (ii) the number shares of Class A Common Stock subject to, and the Option Price of, each Option; (iii) the number of shares of Class A Common Stock in respect of which the Option has been exercised; (iv) the dates of such exercise; and (v) the maximum number of shares of Class A Common Stock which the Participant may still purchase under the Option.

15.	WITHHOLDING TAXES

Whenever under the Plan shares of Class A Common Stock are to be delivered by a Participant upon grant of a Restricted Stock Award or upon exercise of an Option, the Corporation shall be entitled to require as a condition of delivery that the Participant remit or, in appropriate cases, agree to remit if and when due, an amount sufficient to satisfy any and all current or estimated future Federal, state and local income tax withholding obligations and/or the employee’s portion of any employment tax requirements relating thereto.

16.	OTHER PROVISIONS

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion. If Option Shares acquired by the exercise of an ISO granted under this Plan are disposed of within two years following the date of grant of the ISO or one year following the issuance of the Option Shares to the Participant (a “Disqualifying Disposition”), the holder of the Option Shares shall, immediately prior to such Disqualifying Disposition, notify the Corporation in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Corporation may reasonably require.

17.	NUMBER AND GENDER

With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice-versa, as the context requires

18.	GOVERNING LAW

The validity and construction of the Plan and the instruments evidencing the Awards granted hereunder shall be governed by the laws of the State of Delaware.

As adopted by the Board of Directors

of MercadoLibre, Inc.

on November 3, 1999.

The amendment and restated of Plan as

adopted by the Stockholders

of MercadoLibre, Inc.

on May 5, 2000.

Amendment to Stock Option Plan

Amendment to Amended and Restated 1999 Stock Option and Restricted Stock Plan of

MercadoLibre, Inc.

The Amended and Restated 1999 Stock Option and Restricted Stock Plan of MercadoLibre, Inc. (the “Stock Option Plan”) is hereby amended by deleting all references to “Class A Common Stock” and replacing such references with the term “Common Stock”.

The Stock Option Plan is hereby further amended by deleting all references to “U.S. $0.01 par value per share” and replacing such references with the following: “U.S. $0.001 par value per share”.

All securities derivative of shares of Class A Common Stock of the Company previously awarded under the Stock Option Plan shall be deemed to be securities derivative of shares of Common Stock of the Company for the purposes of any exercise of such awards and for purposes of calculating the number of shares that remain available for awards under the Stock Option Plan.

Except as expressly amended hereby, the terms of the Stock Option Plan shall remain in full force and effect.

MERCADOLIBRE, INC.

/s/ Marcos Galperín
Secretary

Amendment No. 2 to Amended and Restated 1999 Stock Option and Restricted

Stock Plan of MercadoLibre,

Inc.

The Amended and Restated 1999 Stock Option and Restricted Stock Plan of MercadoLibre, Inc., as amended (the “Stock Option Plan”), is hereby amended by deleting Section 9.(c) thereof (the text of which follows) in its entirety:

“(c) Stockholders’ Agreement.

Each Participant, as a condition to the receipt of the grant of an Award, shall agree to be bound by the terms and conditions of the Stockholders’ Agreement dated as of November 3, 1999, among the Corporation and the stockholders of the Corporation from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Stockholders’ Agreement”), and shall execute such joinder or other agreement as is necessary to so bind such Participant. All Awards granted to the Participant and any shares of Class A Common Stock issued pursuant to such Awards shall be subject to the Stockholders’ Agreement.”

Except as expressly amended hereby or by previous amendment, the terms of the Stock Option Plan shall remain in full force and effect.

MERCADOLIBRE, INC.

/s/ Marcos Galperín
Secretary